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                        Consent of Independent Auditors


We consent to the incorporation by reference in the post effective amendment to Registration Statement (Form S-4) and the related Supplement to Prospectus of United Bankshares, Inc. for the registration of up to 271,000 shares of its common stock and to the incorporation by reference therein of our report dated January 25, 1993, with respect to the consolidated financial statements of Financial Future Corporation and Subsidiaries for the year ended December 31, 1992.


                                                 Somerville & Company

                                                 /s/ Somerville & Company


Huntington, West Virginia
September 22, 1995